EX-16

LETTER FROM LOUGEN, VALENTI, BOOKBINDER & WEINTRAUB, LLP
CERTIFIED PUBLIC ACCOUNTANTS

LOUGEN, VALENTI, BOOKBINDER & WEINTRAUB, LLP
CERTIFIED PUBLIC ACCOUNTANTS
AMHERST,  NY

December 6, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

         We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 2, 2002 to be filed by our former client, ARS Networks, Incorporated.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ LOUGEN, VALENTI, BOOKBINDER & WEINTRAUB, LLP

LOUGEN, VALENTI, BOOKBINDER & WEINTRAUB, LLP
CERTIFIED PUBLIC ACCOUNTANTS